Exhibit 99.1

CoBiz Financial Reports Second Quarter 2007 Results
Announces Share Repurchase Program

Denver —  CoBiz Financial Inc. (Nasdaq: COBZ), a financial services holding company with $2.3 billion in assets, reported second quarter 2007 diluted EPS of $0.23, compared to $0.25 diluted EPS a year ago.  Diluted EPS for the first half of 2007 was $0.47, compared to $0.48 in the year-earlier period.  Net income was $5.66 million in the second quarter 2007 versus $5.81 million one year ago and $11.5 million year-to-date 2007 versus $11.1 million for the prior-year period.  Return on average equity was 11.74% for the current quarter versus 16.25% a year earlier, and 12.43% year-to-date 2007 versus 15.84% in the prior year’s period.  Return on average assets was 1.04% for the current quarter versus 1.15% a year earlier, and 1.08% year-to-date versus 1.12% in the prior year’s period.  Diluted EPS and return on average equity were both affected by the 975,000 shares issued in the secondary stock offering CoBiz completed during the current year.

Second Quarter 2007 Highlights
(Compared with one year ago)

•             Loans and deposits (including customer repos) increased 15.4% and 10.5%, respectively

•             Net interest income grew 11.0%

•             Net interest margin expanded by 12 basis points (0.12%)

•             Credit quality remains strong with 0.09% nonperforming assets to total assets

“Loan growth during the second quarter was phenomenal, increasing $111.0 million over the first quarter.  This represents the best quarter for loan growth in the Company’s history” said Chairman and CEO Steve Bangert. “Although I was disappointed in the decrease in net income and EPS during the quarter, the decrease was primarily the result of the seasonality of our fee-based business lines.  Our outlook for the remainder of the year remains positive with a healthy loan pipeline, stable asset quality and a significant  backlog of business expected to close within our fee-based lines.”

Net Interest Income & Margin

Net interest income for the second quarter of 2007 increased to $21.7 million, up $2.1 million or 11.0% over the second quarter of 2006.  Year-to-date, net interest income for 2007 was $42.7 million, up $4.3 million or 11.2% over the same period last year.  Both the Colorado and Arizona markets contributed to the loan growth that drove the increase in net interest income.

The net interest margin increased to 4.32% for the second quarter of 2007, from 4.20% in the second quarter of 2006 but down slightly from 4.38% in the first quarter of 2007.   For the first half of 2007, the net interest margin increased to 4.35% from 4.22% in the first half of 2006.

Noninterest Income

Noninterest income for the second quarter of 2007 was $6.3 million, down $0.9 million or 12.4% below the second quarter of 2006.  For the first half of 2007, noninterest income was $13.0 million, a decrease of $0.6 million or 4.4% versus the same period in 2006.  As a percentage of total operating revenue, noninterest income was 22.6% in the second quarter of 2007 versus 27.0% in the second quarter of 2006.  Decreases in investment banking and wealth transfer income were the primary causes for the declines.  Noninterest income from investment banking and high-end wealth transfer deals are transactional by nature and can fluctuate from period-to-period, creating volatility in our quarterly results.

“While transactions can slip from one quarter to the next, GMB has a sizeable pipeline of quality deals that we expect to close in the latter half of 2007,” said Bangert.

Operating Expenses

Operating expenses increased $1.2 million or 7.1% over the second quarter of 2006.  For the first half of 2007, operating expenses increased $3.0 million or 8.9% over the same period in 2006.  The increase in expenses during the second quarter and first half of 2007 was due to an increase in compensation, primarily from the continued hiring of seasoned bankers, the cumulative impact of expensing stock-based compensation under SFAS 123(R) and the recently launched company-wide branding project.  The Company continues to see good recruitment momentum, adding 13 new bankers during the first half of 2007 versus four new bankers in the prior-year period.

“We officially changed our name to CoBiz Financial Inc. at our annual meeting in May and have begun rolling out our new brand throughout each of our subsidiaries,” said Bangert.  “While the cost of the branding effort has increased our operating expense in 2007, the unified presentation of our business will create synergies and cross-sell opportunities that will far outweigh any short-term costs.”

The efficiency ratio increased slightly to 63.5% during the second quarter of 2007 versus 62.7% in the prior year’s quarter.  For the year, the efficiency ratio is 64.9% versus 64.2% in the same period of 2006.  The Company should realize an improvement in the efficiency ratio in the latter-half of the year as we see stronger quarterly earnings.

Loans and Deposits

Loans ended the quarter at $1.68 billion, an increase of $224.5 million or 15.4% over the second quarter of 2006.  Loans grew at an annualized rate of 28.4% in the second quarter of 2007.  Arizona Business Bank grew loans by more than $61 million, or at an annualized rate of 42.5%. Colorado Business Bank also had success, increasing loans by $49.0 million, or 20.1% annualized.

Deposit and customer repurchase balances ended the second quarter at $1.82 billion, an increase of $173.0 million or 10.5% from the second quarter of 2006. Noninterest-

bearing demand deposits increased $34.7 million, or 8.2% over the second quarter of 2006, and represented 29.2% of total deposits as of June 30, 2007.

“Deposit growth, which has been a challenge for the industry, is an area we continue to focus on,” said Bangert.  “We modified our incentive program this year — putting a greater emphasis on deposit generation, particularly noninterest-bearing deposits — and we recently introduced a Eurodollar sweep product that we began offering at the beginning of July, further enhancing our suite of Treasury Management products.  We should see these initiatives begin to pay off as we progress through the remainder of 2007.”

Credit Quality

Credit quality continues to be very strong, with nonperforming assets to total assets improving to nine basis points (0.09%) at June 30, 2007, from 20 basis points (0.20%) at the end of the first quarter. Nonperforming assets to total assets were four basis points (0.04%) as of June 30, 2006.  Nonperforming loans to total loans ended the quarter at 12 basis points (0.12%), compared to six basis points (0.06%) at the end of second quarter 2006.  The allowance for loan and credit losses increased to $19.4 million at quarter-end, up $1.6 million from $17.8 million at the end of the second quarter of 2006.

Real Estate Capital Markets Group

“We are thrilled to announce our recent success in recruiting the core real estate team from LaSalle Bank’s regional Colorado office.  The team is led by two seasoned veterans, recognized as leading real estate bankers in our market” said Bangert. “This greatly extends not only our commercial real estate lending capabilities, but will uniquely position us to introduce new capital market products, including mezzanine debt financing, to our customers.”

Share Repurchase Program

The Company’s Board of Directors authorized a new share repurchase program on July 19, 2007, for the repurchase of up to 5% of its outstanding stock.  This program reflects the Company’s confidence in its strong financial position and belief that the repurchase will enhance shareholder value and further position the Company for long-term success.

Share repurchases under this program will be made through open market purchases, block trades or in privately negotiated transactions from time to time and in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities.  The share repurchase program may be suspended or terminated at any time without prior notice, and will expire on July 18, 2008.

Earnings Conference Call

In conjunction with this earnings release, you are invited to listen to the company’s conference call on Friday, July 20, 2007 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at  http://www.videonewswire.com/event.asp?id=40592 or by telephone at (800) 821-1449  (conference ID #8962087).

Contact Information

CoBiz Financial Inc.
Lyne Andrich 303.312.3458
Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancialinc.com) is a $2.3 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

June 30, 2007

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
INCOME STATEMENT DATA
Interest income	$38,286	$33,218	$74,643	$63,940
Interest expense	16,581	13,656	31,923	25,519
NET INTEREST INCOME BEFORE PROVISION	21,705	19,562	42,720	38,421
Provision for loan and credit losses	1,037	687	1,037	1,087
NET INTEREST INCOME AFTER PROVISION	20,668	18,875	41,683	37,334
Non-interest income	6,325	7,219	12,957	13,559
Non-interest expense	18,005	16,812	36,390	33,418
INCOME BEFORE INCOME TAXES	8,988	9,282	18,250	17,475
Provision for income taxes	3,328	3,476	6,707	6,389
NET INCOME	$5,660	$5,806	$11,543	$11,086

EARNINGS PER COMMON SHARE
BASIC	$0.24	$0.26	$0.49	$0.49
DILUTED	$0.23	$0.25	$0.47	$0.48
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	23,955	22,518	23,735	22,448
DILUTED	24,504	23,315	24,356	23,263

COMMON SHARES OUTSTANDING AT PERIOD END			24,004	22,555
BOOK VALUE PER SHARE - COMMON			$8.14	$6.44

PERIOD END BALANCES
Total Assets			$2,280,112	$2,095,163
Loans (net)			1,660,907	1,438,017
Goodwill and Intangible Assets			42,183	41,781
Deposits			1,573,684	1,408,854
Junior Subordinated Debentures			72,166	72,166
Common Shareholders’ Equity			195,687	145,149
Interest-Earning Assets			2,102,942	1,930,575
Interest-Bearing Liabilities			1,600,471	1,507,069

BALANCE SHEET AVERAGES
Average Assets			$2,150,275	$1,997,402
Average Loans (net)			1,569,450	1,373,240
Average Deposits			1,463,802	1,355,147
Average Junior Subordinated Debentures			72,166	72,166
Average Common Shareholders’ Equity			187,199	141,100
Average Interest-Earning Assets			1,995,257	1,848,231
Average Interest-Bearing Liabilities			1,511,632	1,413,935

CoBiz Financial Inc.

June 30, 2007

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
PROFITABILITY MEASURES
Net Interest Margin	4.32%	4.20%	4.35%	4.22%
Efficiency Ratio	63.47%	62.69%	64.90%	64.24%
Return on Average Assets	1.04%	1.15%	1.08%	1.12%
Return on Average Common Shareholders’ Equity	11.74%	16.25%	12.43%	15.84%
Noninterest Income as a Percentage of Operating Revenues	22.57%	26.96%	23.27%	26.09%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and still accruing interest			$—	$175
Nonaccrual Loans			2,096	686
Total Nonperforming loans			$2,096	$861
Repossessed Assets			—	—
Total Nonperforming assets			$2,096	$861

Charge-offs			(80)	(252)
Recoveries			30	104
Net Charge-Offs			$(50)	$(148)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.09%	0.04%
Nonperforming Loans to Total Loans			0.12%	0.06%
Allowance for Loan and Credit Losses to Total Loans			1.16%	1.23%
Allowance for Loan and Credit Losses to Nonperforming Loans			927.24%	2072.59%

CoBiz Financial Inc.

June 30, 2007

(unaudited)

(Dollars in thousands)

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended June 30, 2007	$23,043	$27	$1	$—	$(1,366)	$21,705
Quarter ended March 31, 2007	22,329	39	—	(1)	(1,352)	21,015
Annualized quarterly growth	12.8%	(123.4)%	—	401.1%	(4.2)%	13.2%

Quarter ended June 30, 2006	$20,851	$7	$6	$2	$(1,304)	$19,562
Annual growth	10.5%	285.7%	(83.3)%	(100.0)%	(4.8)%	11.0%

Non-interest income
Quarter ended June 30, 2007	$1,723	$959	$1,192	$2,440	$11	$6,325
Quarter ended March 31, 2007	1,426	1,423	1,152	2,630	1	6,632
Annualized quarterly growth	83.5%	(130.8)%	13.9%	(29.0)%	4,011.0%	(18.6)%

Quarter ended June 30, 2006	$1,496	$1,908	$1,042	$2,766	$7	$7,219
Annual growth	15.2%	(49.7)%	14.4%	(11.8)%	57.1%	(12.4)%

Net income
Quarter ended June 30, 2007	$7,182	$(62)	$17	$(134)	$(1,343)	$5,660
Quarter ended March 31, 2007	7,184	(83)	44	(12)	(1,250)	5,883
Annualized quarterly growth	(.1)%	101.5%	(246.1)%	(4,077.8)%	(29.8)%	(15.2)%

Quarter ended June 30, 2006	$6,684	$317	$25	$(14)	$(1,206)	$5,806
Annual growth	7.5%	(119.6)%	(32.0)%	(857.1)%	(11.4)%	(2.5)%

Earnings per share (diluted)
Quarter ended June 30, 2007	$0.29	$—	$—	$(0.01)	$(0.05)	$0.23
Quarter ended March 31, 2007	0.29	—	—	—	(0.05)	0.24
Annualized quarterly growth	.0%	—	—	—	.0%	(16.7)%

Quarter ended June 30, 2006	$0.29	$0.01	$—	$—	$(0.05)	$0.25
Annual growth	.0%	(100.0)%	.0%	(100.0)%	.0%	(8.0)%

	Colorado	Investment	Investment		Corporate
	Business	Banking	Advisory		Support and
	Bank	Services	and Trust	Insurance	Other	Consolidated
Total loans
At June 30, 2007	$1,679,765	$—	$—	$—	$—	$1,679,765
At March 31, 2007	1,568,737	—	—	—	—	1,568,737
Annualized quarterly growth	28.4%	—	—	—	—	28.4%

At June 30, 2006	$1,455,268	$—	$—	$—	$17	$1,455,285
Annual growth	15.4%	.0%	.0%	.0%	(100.0)%	15.4%

Total deposits and customer repurchase agreements
At June 30, 2007	$1,816,810	$—	$1,131	$—	$—	$1,817,941
At March 31, 2007	1,743,596	—	1,244	—	—	1,744,840
Annualized quarterly growth	16.8%	—	(36.4)%	—	—	16.8%

At June 30, 2006	$1,644,093	$—	$891	$—	$—	$1,644,984
Annual growth	10.5%	.0%	26.9%	.0%	.0%	10.5%

CoBiz Financial Inc.

June 30, 2007

(unaudited)

(Dollars in thousands)

	Quarter ended June 30,				Six months ended June 30,
			Increase/(decrease)				Increase/(decrease)
	2007	2006	Amount	%	2007	2006	Amount	%
NON-INTEREST INCOME
Deposit service charges	$744	$717	$27	4%	$1,428	$1,425	$3	0%
Other loan fees	151	197	(46)	(23)%	335	369	(34)	(9)%
Investment advisory and trust income	1,192	1,042	150	14%	2,344	2,024	320	16%
Insurance income	2,440	2,766	(326)	(12)%	5,070	5,563	(493)	(9)%
Investment banking income	959	1,908	(949)	(50)%	2,382	3,055	(673)	(22)%
Other income	839	589	250	42%	1,398	1,123	275	24%
Total noninterest income	$6,325	$7,219	$(894)	(12)%	$12,957	$13,559	$(602)	(4)%

	Quarter ended June 30,				Six months ended June 30,
			Increase/(decrease)				Increase/(decrease)
	2007	2006	Amount	%	2007	2006	Amount	%
NON-INTEREST EXPENSES
Salaries and employee benefits	$11,587	$10,965	$622	6%	$23,753	$21,820	$1,933	9%
Stock based compensation expense	428	242	186	77%	708	544	164	30%
Occupancy expenses, premises and equipment	2,845	2,844	1	0%	5,675	5,556	119	2%
Amortization of intangibles	118	118	0	0%	237	238	(1)	(0)%
Other operating expenses	3,027	2,643	384	15%	6,017	5,260	757	14%
Total noninterest expenses	$18,005	$16,812	$1,193	7%	$36,390	$33,418	$2,972	9%

	June 30, 2007		December 31, 2006		June 30, 2006
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
LOANS
Commercial	$513,817	30.9%	$482,309	31.6%	$423,620	29.5%
Real Estate - mortgage	788,212	47.5%	698,951	45.8%	718,099	49.9%
Real Estate - construction	305,525	18.4%	292,952	19.2%	236,952	16.5%
Consumer	58,749	3.5%	57,990	3.8%	62,869	4.4%
Other	13,462	0.8%	12,258	0.8%	13,745	1.0%
Gross loans	1,679,765	101.1%	1,544,460	101.2%	1,455,285	101.2%
Less allowance for loan losses	(18,858)	(1.1)%	(17,871)	(1.2)%	(17,268)	(1.2%)
Net loans	$1,660,907	100.0%	$1,526,589	100.0%	$1,438,017	100.0%

	June 30, 2007		December 31, 2006		June 30, 2006
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$587,272	32.3%	$566,849	33.3%	$513,965	31.2%
Savings	11,290	0.6%	10,740	0.6%	7,985	0.5%
Certificates of deposits under $100,000	127,882	7.0%	87,366	5.1%	80,500	4.9%
Certificates of deposits $100,000 and over	387,497	21.3%	361,138	21.2%	381,324	23.2%
Total interest-bearing deposits	1,113,941	61.3%	1,026,093	60.2%	983,774	59.8%
Noninterest-bearing demand deposits	459,743	25.3%	450,244	26.4%	425,080	25.8%
Customer repurchase agreements	244,257	13.4%	227,617	13.4%	236,130	14.4%
Total deposits and customer repurchase agreements	$1,817,941	100.0%	$1,703,954	100.0%	$1,644,984	100.0%

CoBiz Financial Inc.

June 30, 2007

(unaudited)

(Dollars in thousands)

	For the quarter ended June 30,
		2007			2006
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	$5,946	$122	8.12%	$5,795	$96	6.55%
Investment securities	425,068	5,420	5.04%	478,292	5,423	4.49%
Loans	1,617,030	32,883	8.04%	1,414,269	27,828	7.78%
Allowance for loan losses	(18,255)			(16,923)
Total interest earning assets	$2,029,789	$38,425	7.49%	$1,881,433	$33,347	7.01%
Noninterest-earning assets
Cash and due from banks	47,872			47,977
Other	106,587			103,695
Total assets	$2,184,248			$2,033,105

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$561,376	$4,546	3.25%	$526,791	$3,494	2.66%
Savings deposits	11,320	50	1.77%	8,106	15	0.74%
Certificates of deposits
Under $100,000	119,583	1,448	4.86%	82,092	809	3.95%
$100,000 and over	371,179	4,637	5.01%	349,536	3,776	4.33%
Total Interest-bearing deposits	$1,063,458	$10,681	4.03%	$966,525	$8,094	3.36%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	406,025	4,491	4.38%	401,369	4,219	4.16%
Junior subordinated debentures	72,166	1,409	7.72%	72,166	1,343	7.36%
Total interest-bearing liabilities	$1,541,649	$16,581	4.29%	$1,440,060	$13,656	3.78%
Noninterest-bearing demand accounts	431,562			433,931
Total deposits and interest-bearing liabilities	1,973,211			1,873,991
Other noninterest-bearing liabilities	17,599			15,827
Total liabilities and preferred securities	1,990,810			1,889,818
Shareholders’ equity	193,438			143,287
Total liabilities and shareholders’ equity	$2,184,248			$2,033,105
Net interest income		$21,844			$19,691
Net interest spread			3.20%			3.23%
Net interest margin			4.32%			4.20%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.66%			130.65%

CoBiz Financial Inc.

June 30, 2007

(unaudited)

(Dollars in thousands)

	For the six months ended June 30,
		2007			2006
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	$6,118	$238	7.84%	$5,873	$177	6.08%
Investment securities	419,689	10,745	5.16%	469,118	10,397	4.47%
Loans	1,587,569	63,951	8.12%	1,390,311	53,620	7.78%
Allowance for loan losses	(18,119)			(17,071)
Total interest earning assets	$1,995,257	$74,934	7.57%	$1,848,231	$64,194	7.00%
Noninterest-earning assets
Cash and due from banks	47,327			47,539
Other	107,691			101,632
Total assets	$2,150,275			$1,997,402

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$558,537	$8,765	3.16%	$511,434	$6,424	2.53%
Savings deposits	11,211	93	1.67%	8,321	29	0.70%
Certificates of deposits
Under $100,000	106,911	2,524	4.76%	81,130	1,521	3.78%
$100,000 and over	353,696	8,724	4.97%	326,564	6,643	4.10%
Total Interest-bearing deposits	$1,030,355	$20,106	3.94%	$927,449	$14,617	3.18%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	409,111	9,013	4.44%	414,320	8,318	4.05%
Junior subordinated debentures	72,166	2,804	7.84%	72,166	2,584	7.22%
Total interest-bearing liabilities	$1,511,632	$31,923	4.26%	$1,413,935	$25,519	3.64%
Noninterest-bearing demand accounts	433,447			427,698
Total deposits and interest-bearing liabilities	1,945,079			1,841,633
Other noninterest-bearing liabilities	17,997			14,669
Total liabilities and preferred securities	1,963,076			1,856,302
Shareholders’ equity	187,199			141,100
Total liabilities and shareholders’ equity	$2,150,275			$1,997,402
Net interest income		$43,011			$38,675
Net interest spread			3.31%			3.36%
Net interest margin			4.35%			4.22%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.99%			130.72%